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                                                                     Exhibit 1.2

                           FIRST BANCTRUST CORPORATION

                             UP TO 1,388,625 SHARES
                                       OF
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                $10.00 PER SHARE

                             SALES AGENCY AGREEMENT


                                ___________, 2001


Trident Securities, A Division of McDonald Investments, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         First BancTrust Corporation, a Delaware corporation ("Company"), and First Bank & Trust, S.B., an Illinois-chartered state savings bank (the "Bank""), hereby confirm as of the date above their respective agreements with Trident Securities, a Division of McDonald Investments Inc., ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. INTRODUCTION. The Bank intends to convert from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank as a wholly-owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company, and the incorporation of the Company, collectively the "Conversion") pursuant to a plan of conversion adopted on October 16, 2000, (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $0.01 per share (the "Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") first to certain depositors of the Bank as of the eligibility record date there to stated in the Plan, then to the Bank's Employee Stock Ownership Plan (the "ESOP"), and then to Supplemental Eligible Account Holders and Other Voting Members (as defined in the Plan), Shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a direct community offering, with preference being given to natural persons residing in Clark and Edgar Counties, Illinois (the "Community Offering") and, if necessary, through a syndicate of registered broker-dealers managed by Trident in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.


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         The Company and the Bank have been advised by Trident that it will utilize its best efforts to assist the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of the Agreement, the Company has delivered to Trident a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Bank, the Shares and the Conversion.

         2. REPRESENTATIONS AND WARRANTIES.

         (a) The Company and the Institution jointly and severally represent and warrant to Trident that:

         (i) The Company has filed with the Commission a registration statement, including a prospectus relating to the Offerings and exhibits, and an amendment or amendments thereto, on Form SB-21 (No. 333-_______) for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company and the Bank, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies, releases and actions of the Commission thereunder, hereinafter referred to as the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. The Registration Statement complies as to form in all material respects with the Securities Act and the Securities Act Regulations.

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         (ii) The Bank has filed an Application to Convert from the Mutual to
         Stock Form of Organization (as amended or supplemented, the "Conversion Application") with the Office of the Commissioner of Bank and Real Estate of the State of Illinois ("Office"), which has been approved by the Office, and the Bank has filed a Notice of Intent to Convert to Stock Form pursuant to 12 C.F.R. Section
         303.161 ("Notice") with the Federal Deposit Insurance Corporation ("FDIC"), which has been approved by the FDIC; and the Prospectus and the proxy statement for the solicitation of proxies from members of Bank for the special meeting to approve the Plan ("Proxy Statement") included as part of the Conversion Application and Notice have been approved for use by the Office and FDIC, respectively. The Company has filed with the Board of Governors of the Federal Reserve System ("Board") the Company's application to acquire ownership of the Bank on Form FRY-3 ("Holding Company Application") and has received approval of its acquisition of the Bank from the Board. No order has been issued by either the Office or FDIC preventing or suspending the use of the Prospectus or Proxy Statement, and no action by or before the Office or FDIC or any court or other tribunal challenging or seeking to challenge the Office's or FDIC's approval of the use of the Prospectus or Proxy Statement or the Office's approval of the Conversion Application, the FDIC's approval of the Notice or the Board's approval of the Holding Company application is pending, or to the best knowledge of the Company and Bank, threatened.

         (iii) As of the date thereof (i) the Registration Statement and the Prospectus complied as to form with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information relating to Trident furnished to the Company or Bank by or on behalf of Trident and expressly provided for use in the Registration Statement or Prospectus.

         (iv) The Company is incorporated as a Delaware corporation and Bank is duly organized as a mutual savings bank under the laws of Illinois, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Chicago; and the

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         deposit accounts of Bank are insured by the Federal Deposit
         Insurance Corporation ("FDIC") up to the applicable legal limits. The Company is qualified to transact business as a foreign corporation in the State of Illinois. Each of the Company and Bank is qualified to transact business as a foreign corporation in all jurisdictions except those where non-qualification would reasonably be expected not have a Material Adverse Effect on the condition (financial or otherwise), operations, business, earnings or properties of the Company, Bank and any Subsidiaries (defined below) considered as one enterprise ("Material Adverse Effect").

         (v) The Bank owns of record and beneficially all of the outstanding shares of ECS Service Corporation, First Charter Service Corporation and Community Finance Center, Inc. (the "Subsidiaries"). The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Illinois, each with full power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus. The Subsidiaries are qualified to do business as foreign corporations in all jurisdictions except those where nonqualification would not have a Material Adverse Effect.

         (vi) The Company, Bank and the Subsidiaries have good and marketable title to all assets material to their respective businesses and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the Company, Bank or any Subsidiaries, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

         (vii) The Company, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would reasonably be expected not to have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiaries are complying therewith in all material respects.

         (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and Bank, and this Agreement is a valid and binding obligation of each of the Company and Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership

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         or similar laws relating to or affecting the enforcement of creditors'
         rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC; (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section_23A of the Federal Reserve Act, 12 U.S.C.
         Section 371c ("Section 23A").

         (ix) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company or Bank, threatened against or involving the Company, Bank or any Subsidiaries, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

         (x) The Company and Bank each has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein, and in the case of Bank, to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for an Illinois-chartered savings bank ("Stock Charter"), the form of which is filed as an exhibit to the Conversion Application).

         (xi) The Company and Bank have received the opinions of Elias, Matz, Tiernan & Herrick L.L.P. with respect to the federal income tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and the Bank have received the opinion of Olive LLP with respect to the state income tax consequences of the Conversion to the effect that Conversion will not be a taxable transaction for the Bank or the Company under the laws of Illinois, and the facts and representations provided by the Company and the Bank and relied upon in the rendering of such opinions are accurate and complete, and neither the Company nor the Bank have taken any action inconsistent therewith.

         (xii) Neither the Company, Bank nor the Subsidiaries is in violation of any rule or regulation of the Office, the FDIC or any state department or agency regulating the banking or other activities of the Company, Bank or the Subsidiaries that has resulted or could result in any enforcement action against the Company, the Bank or the Subsidiaries, or their officers or directors, that might have a Material Adverse Effect.

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         (xiii) Keller & Company, Inc. the firm that prepared the independent appraisal included in the Conversion Application, is independent with respect to the Company, Bank and the Subsidiaries within the meaning of the Office and FDIC Regulations. The Company and Bank believe such firm to be experienced and expert in providing appraisals of thrift institutions, and nothing has come to the attention of the Company or the Bank which has caused either of them to believe that the appraisal included in the Conversion Application was not prepared in accordance with the requirements of the Office and FDIC Regulations.

         (xiv) Olive LLP, the firm that certified the consolidated financial statements of Bank filed as part of the Registration Statement and the Conversion Application, is independent with respect to the Company, Bank and any Subsidiaries as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Illinois State Law, and nothing has come to the attention of the Company or Bank which has caused either of them to believe that such firm is not independent within the meaning of such provisions.

         (xv) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Bank on a consolidated basis at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Office and FDIC Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by Bank with the Office, and FDIC, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

         (xvi) There has been no material change in the financial condition (financial or otherwise), results of operations, business, assets or properties, of the Company, Bank and the Subsidiaries, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, Bank and the Subsidiaries conform in all material aspects to the descriptions thereof contained in the Prospectus. None of the Company, the Bank and the Subsidiaries, has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.


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         (xvii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, Bank or the Subsidiaries pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, Bank or the Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation could have a Material Adverse Effect; all agreements which are material to the financial condition, results of operations, business, assets or properties of the Company, the Bank and the Subsidiaries, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and Bank, threatened any action or proceeding wherein the Company, the Bank or the Subsidiaries would be alleged to be in default thereunder.

         (xviii) Neither the Company, Bank nor the Subsidiaries is in violation of its respective charter, certificate or articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and Bank do not conflict with or result in a breach of the charter, certificate or articles of incorporation or bylaws of the Company, Bank (in either mutual or stock form) or the Subsidiaries, or violate, conflict with or constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, Bank or any Subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiaries is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with their approval of, or notice of intent not to object to, the Conversion Application or FDIC in connection with its approval of the Notice), which breach, default, encumbrance or violation could have a Material Adverse Effect.

         (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or

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         contemplated therein, neither the Company, the Bank nor the
         Subsidiaries has issued any securities which will remain issued at the Closing Date (as defined below) or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company, Bank and the Subsidiaries, taken as a whole.

         (xx) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the heading "Capitalization", and no equity securities of the Company shall be outstanding immediately prior to the Closing Date other than shares of capital stock issued in connection with the formation of the Company, which shares shall be canceled on the Closing Date. The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Office and FDIC and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and all appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application, the FDIC in connection with its approval of the Notice and the Board in connection with its approval of the Holding Company Application), and such capital stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

         (xxi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of, or non-objection to, the Conversion Application by the Office and the Notice by the FDIC.

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         (xxii) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application, Notice or the Holding Company Application have been filed with the Commission, the Office, the FDIC or Board or all of them, as the case may be.

         (xxiii) The Company, the Bank and the Subsidiaries have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities; and the Company, the Bank and the Subsidiaries have paid all taxes that have become due and, to the best of knowledge of the Company and the Bank, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a Material Adverse Effect.

         (xxiv) All of the loans represented as assets of the Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R.
         Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

         (xxv) The records of depositors, account holders, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Conversion are believed to be accurate, reliable and complete in all material respects.

         (xxvi) Neither the Company, the Bank nor the Subsidiaries or, to the best knowledge of the Company and the Bank, the employees of the Company, the Bank or the Subsidiaries, has made any payment of funds of the Company, the Bank or the Subsidiaries prohibited by law, and no funds of the Company, the Bank or the Subsidiaries have been set aside to be used for any payment prohibited by law.

         (xxvii) To the best knowledge of the Company and the Bank, the Company, the Bank and the Subsidiaries are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company, the Bank nor any Subsidiaries is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company, the Bank or the Subsidiaries relating to environmental protection. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic

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         substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or the Subsidiaries or, to the best knowledge of the Company and the Bank, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Bank or the Subsidiaries or on any properties pledged to the Bank or the Subsidiaries as security for any indebtedness, except such disposal, release or discharge as would not reasonably be expected to have a Material Adverse Effect.

         (xxviii) All documents delivered by the Company, the Bank or the Subsidiaries or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Company, the Bank, the Subsidiaries or their representatives, were, on the dates on which they were delivered, true, complete and correct in all material respects.

         (xxix) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, the Office Regulations, FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

(b) Trident represents and warrants to the Company and the Bank that:

         (i) Trident is registered as a broker-dealer with the NASD.

         (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

         (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law.


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         (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain so registered until the Conversion is consummated or terminated.

         (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident or its ability to perform its obligations under this Agreement.

         (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident or its ability to perform its obligations under this Agreement.

         3. EMPLOYMENT OF TRIDENT; SALE AND DELIVERY OF THE SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment. The employment of Trident hereunder shall terminate (a) forty-five
(45) days after the Subscription Offering closes, unless the Company and the Bank, with the approval of the Office and FDIC, if required, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of 892,500 Shares (or such lesser amount as the Office and FDIC may permit) within the period of Trident's employment, this

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Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3(c) and 3(d) below and Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Bank or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Bank for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt of an order form by Trident or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

         The Company and the Bank agree to pay Trident the following compensation and expense reimbursement for its services hereunder as set forth in Exhibit A hereto. Such fees shall be paid in next-day funds on the Closing
Date:

         (a) A records management fee in the amount of $20,000.

         (b) A commission equal to one and three quarters percent (1.75%) of the aggregate dollar amount of the Shares sold in the Subscription Offering, Community Offering (excluding

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Page 13

         Shares sold to the Bank's directors, executive officers and their "Associates", as defined in the Plan, of and shares sold to employee benefit plans). For stock sold by other NASD member firms under selected dealers agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in a Syndicated Community offering. All such fees shall be paid in next-day funds on the Closing Date.

         (c) Reimbursement for all allocable out-of-pocket expenses, including but not limited to travel, food, lodging and legal fees, incurred by Trident whether or not the Conversion is consummated. Full reimbursement of Trident shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident detailing its allocable expenses. Trident acknowledges receipt of a $10,000 advance payment from the Bank, which shall be credited against the total reimbursement due Trident hereunder. In the event that a resolicitation or other event causes the offerings to be extended beyond the original expiration date of the Subscription Offering, as set forth in the Prospectus, Trident shall be reimbursed of its allocated expenses incurred during the extended period as well.

         (d) Reimbursement for any expenses of the Company and the Bank set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company or the Bank. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Bank of a written request from Trident detailing such expenses.

         4. OFFERING. Subject to the provisions of Section 7 hereof, Trident is assisting the Company and the Bank on a best efforts basis in offering a minimum of 892,500 and a maximum of 1,207,500 Shares, subject to adjustment up to 1,338,625 Shares, in the Offerings, subject to such other adjustments as may be permitted by the Office and FDIC. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. FURTHER AGREEMENTS. The Company and the Bank jointly and severally covenant and agree that:

         (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company, the Bank nor the Subsidiaries will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the Company, the Bank and the Subsidiaries, taken as a whole.

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Page 14

         (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

         (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion), and the certificates representing the Shares will conform in all material respects withe requirements of applicable laws and regulations..

         (d) Upon amendment of the Bank's certificate of incorporation and bylaws as provided in the Office and FDIC Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to an Illinois-chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

         (e) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

         (f) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement and (v) of the issuance by the Office or FDICof any stop order relating to the Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement

Trident Securities
Page 15

         at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

         (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Bank or any Subsidiaries, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident after consultation with counsel for the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

         (h) The Company and the Bank will take all necessary action and furnish to appropriate counsel such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

         (i) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account in accordance with the Office and FDIC Regulations.

         (j) The Company will file a registration statement for the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, as applicable, prior to completion of the

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Page 16

         Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

         (k) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

         (l) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, upon request and as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

         (m) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

         (n) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

         (o) The Company and the Bank will advise Trident as to the allocation of the deposits of the Bank's depositors and as to the allocation of votes of its voting members, and in the event of an oversubscription for Shares in the Offerings, will determine and provide Trident with final instructions as to the allocation of the Shares and such information shall be accurate, reliable and complete. Trident shall be entitled to rely upon such information and instructions and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part based on its good faith reliance on such information and instructions.

         (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         (q) At the Closing Date, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance

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Page 17

         with, the Plan, Office and FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office and FDIC.

         (r) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on the OTC Bulletin Board effective on or prior to the Closing Date.

         (s) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

         (t) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

              6. PAYMENT OF EXPENSES. Whether or not the Conversion is consummated, the Company and the Bank shall pay all expenses of the Conversion, including, but not limited to, the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, the Office, FDIC, state blue sky authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Bank, (d) attorneys' fees relating to any required state blue sky laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies,
         (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) fees for appraisals and business plans, (l) conversion agent charges, (m) costs of printing and mailing all documents necessary in connection with the Conversion, and (n) slide production expenses in connection with any community investor meetings to be held in connection with the Conversion.]

         7. CONDITIONS OF TRIDENT'S OBLIGATIONS. Except as may be waived in writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder, and to the following conditions:

         (a) On the Closing Date, Trident shall receive the favorable opinion of Elias, Matz,

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Page 18

         Tiernan and Herrick L.L.P., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and stating that:


                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Bank is duly organized and validly existing as a mutual savings bank under the laws of Illinois; and the Company and the Bank have full power and authority to own their properties and conduct their businesses as described in the Prospectus;

                  (ii) the Bank is a member of the Federal Home Loan Bank of Chicago, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits, and to such counsel's Actual Knowledge, no actions or proceedings are pending or threatened to revoke such membership or insurance coverage;

                  (iii) to such counsel's Actual Knowledge, the Bank has no direct or indirect subsidiary corporations, other than the Subsidiaries;

                  (iv) neither the Company nor the Bank is required to be registered as an investment company under the Investment Company Act of 1940;

                  (v) the Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business of which such counsel has Actual Knowledge requires such qualification, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

                  (vi) the Plan has been duly adopted by the Boards of Directors of the Bank and the Company and approved by the members of the Bank; the Plan complies in all material respects with, and to such counsel's Actual Knowledge, the Conversion has been effected by the Company and the Bank in all material respects in accordance with, the Office and FDIC and Board Regulations and applicable Office and FDIC and Board approvals issued thereunder; to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the filing or submission of the Registration Statement, the Conversion Application, Notice and the Holding Company Application by the Company or the Bank, have been complied with by the Company and the Bank in all material respects except for reports and items required to be filed or submitted after the Closing Date; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

Trident Securities
Page 19

                  (vii) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

                  (viii) upon the effectiveness of the Bank's Stock Certificate of Incorporation and Bylaws in accordance with the respective Office and FDIC Regulations and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and Plan, (a) the Bank will be converted pursuant to the Plan to an Illinois capital stock savings bank, with full power and authority to own its property and conduct its business as described in the Prospectus, and (b) all of the outstanding capital stock of the Bank will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company free and clear of all material liens, charges, encumbrances and restrictions;

                  (ix) the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and purchasers of such shares from the Company, upon issuance thereof against payment therefor, will acquire such shares to such counsel's Actual Knowledge free and clear of all material claims, encumbrances, security interests and liens created by the Company;

                  (x) the certificates for the Shares comply in all material respects with the applicable law of the jurisdiction in which the Company is incorporated;

                  (xi) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the Office and FDIC and Board, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued and fully paid and, except as disclosed in the Prospectus, free of preemptive rights; the Company upon issuance thereof against payment to the Bank of a portion of the net proceeds from the sale of the Shares, will acquire such shares which, to such counsel's Actual Knowledge, are free and clear of all material claims, encumbrances, security interests and liens;

                  (xii) subject to the satisfaction of the conditions to the Office's approval and the FDIC notice of intention not to object to the Conversion Application, FDIC approval of the Notice and Board approval of the Holding Company Application, no further approval, authorization, consent or other order of or action by any regulatory agency

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Page 20

                  is required of the Company and the Bank in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Bank's Stock Certificate of Incorporation by the Office, and except as may be required under the blue sky securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered in such letter);

                  (xiii) the execution and delivery of this Agreement and the consummation of the Conversion have been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository banks whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC; (ii) general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; or (iii) laws relating to the safety and soundness of insured depository banks and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to, Section 23A;

                  (xiv) except as set forth in the Prospectus, to such counsel's Actual Knowledge, the Bank is not in violation of any directive from the Office to make any change in the method of conducting its business and there are no legal or governmental proceedings pending or threatened against or involving the assets of the Company or the Bank, which violation or proceedings would reasonably be expected to have a Material Adverse Effect (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (xv) the statements in the Prospectus under the captions "Regulation", "Taxation", "We Intend to Pay Quarterly Cash Dividends", "Restrictions on Acquisition of First BancTrust Corporation and First Bank", "First Bank meets all of its Regulatory Capital Requirements," "Description of Capital Stock of First BancTrust Corporation" and "Business of First Bank - Legal Proceedings" insofar as they are, or refer to, statements of federal law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an

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Page 21


                  opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                  (xvi) the Conversion Application, Notice and the Holding Company Application have been approved by the Office, FDIC and Board respectively, and the Prospectus and the Proxy Statement have been authorized for use by the Office and FDIC; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; and no proceedings are pending by or before the Commission or the Office or FDIC or Board seeking to revoke or rescind the orders declaring the Registration Statement or any post-effective amendment thereto effective or approving the Conversion Application, Notice or the Holding Company Application and, to such counsel's Actual Knowledge, no such proceedings are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (xvii) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not (i) violate or conflict with the charter, certificate of incorporation or bylaws of the Company, the Bank (in either mutual or stock form) or the Subsidiaries or (ii) violate the Office, FDIC or Board Regulations or, to such counsel's Actual Knowledge, any law or administrative regulation or any court order, writ, injunction or decree to which the Company and the Bank is a party (subject to the satisfaction of certain post-closing conditions imposed by the Office in connection with its approval of the Conversion Application, the FDIC in connection with its approval of the Notice or the Board in connection with its approval of the Holding Company Application);

                  (xix) the Conversion Application, Notice, the Holding Company Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case, as amended and supplemented, comply as to form in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the Office and FDIC Regulations, as the case may be (except as information provided in writing by Trident with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information included therein, as to which no opinion need be rendered); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application, Notice and the Registration Statement have been so filed; and the descriptions in the Conversion Application, Notice and the Registration Statement of the documents filed as exhibits to the Registration

Trident Securities
Page 22

                  Statement and the Conversion Application, and Notice are accurate in all material respects.

                  In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by _______________________________ __________________________________ who
         are all the lawyers employed by such counsel who have had active involvement in representing the Company or the Bank, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

         (b) On the Closing Date, Trident shall receive the favorable opinion of ____________________, local counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and stating that:

                  (i) the Subsidiaries are duly organized and validly existing as corporations in good standing under the laws of Illinois; and the Subsidiaries have full power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus;

                  (ii) the Bank and the Subsidiaries are each duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business of which such counsel has Actual Knowledge requires such qualification, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

                  (iii) to such counsel's Actual Knowledge, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations required for the

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Page 23

                  conduct of their businesses as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorizations would not reasonably be expected to have a Material Adverse Effect; to such counsel's Actual Knowledge, all of the leases and subleases material to the business of the Company, the Bank or the Subsidiaries under which the Company, the Bank or the Subsidiaries hold properties are in full force and effect;

                  (iv) the statements in the Prospectus under the captions "Taxation" and "Business of First Bank - Legal Proceedings," insofar as they are, or refer to, statements of Illinois law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not to be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                  (v) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not, to such counsel's Actual Knowledge, constitute a breach of or default (or an event which, will notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Subsidiaries pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, lease, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiaries is a party (other than the required establishment of the liquidation account pursuant to the Plan) which in any such event would reasonably be expected to result in a Material Adverse Effect;

                  (vi) to such counsel's Actual Knowledge, there has been no violation of any provision of the Company's, the Bank's or the Subsidiaries' charter, certificate of incorporation, articles of incorporation or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Company, the Bank or the Subsidiaries under any agreement, contract, indenture, lease, bond, debenture, note instrument or obligation to which the Company, the Bank or the Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound, or violation of any license, of their respective assets or properties may be bound, or violation of any license, permit, law, administrative regulation or order, court order, injunction or decree which violation, breach or default would reasonably be expected to have a Material Adverse Effect.

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Page 24

                  In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company, the Bank and the Subsidiaries and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Bank and the Subsidiaries. As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by ___________________ who is the only lawyers employed by such counsel who have had active involvement in representing the Company, the Bank or the Subsidiaries, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the Bank or the Subsidiaries, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

         (c) At the Closing Date, Trident shall receive the letter of Elias, Matz, Tiernan & Herrick L.L.P., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: (i) nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein as to which such counsel need express no view), as of its date, at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration

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Page 25

         Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof.)

         (d) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

         (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company, the Bank and the Subsidiaries, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company, the Bank or the Subsidiaries after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Bank and the Subsidiaries, taken as a whole; (iii) none of the Company, the Bank nor the Subsidiaries shall have received from the Office, FDIC, Board or Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Bank and the Subsidiaries, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank or the Subsidiaries or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

         (f) On the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Bank or the Subsidiaries; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the Company, the

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Page 26

         Bank or the Subsidiaries, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order or direction has been issued by the Commission or the Office or FDIC or Board to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Office or FDIC or Board; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Commissioner or FDIC approving the Plan, and
         (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

         (g) At the Closing Date, Trident shall receive, among other documents,
         (i) copies of the letters from the Commissioner and FDIC authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective;
         (iii) a copy of the certificate from the Commissioner evidencing the corporate existence of Bank; (iv) copies of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company and the Subsidiaries (vi) a copy of the charter, certificate of incorporation or articles of incorporation of the Company and the Subsidiaries, each certified by the appropriate state governmental authority; (vii) if available, a copy of the letter from the Office approving the Bank's Stock Charter; and (viii) a copy of Board approval of the Company's acquisition of the Bank.

         (h) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Stock Certificate of Incorporation as executed by the appropriate governmental authority.

         (i) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Olive LLP, independent certified public accountants, addressed to Trident and the Company, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements of the Bank and certain financial information contained in the Prospectus.

         (j) At the Closing Date, Trident shall receive a letter from Olive LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, in form and substance reasonably satisfactory to counsel for Trident, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five (5) days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the

Trident Securities
Page 27

provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3 hereof.

         8. INDEMNIFICATION.

         (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon
         (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Conversion Application and Notice) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the Office, FDIC or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto or in any Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Company or the Bank, or (C) the inaccuracy of any representation or warranty set forth in Section 2(a) above or the breach of any covenant or agreement of the Company or the Bank set forth herein or (D) the participation by Trident in the Conversion and the Offering, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any other party who may otherwise be entitled to indemnification pursuant to this Section (8)(a); and, provided further, however, that this indemnification will not apply to any suit action or

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Page 28

         proceeding instituted by the Company or the Bank against Trident, its officers, directors and each person who controls Trident within the meaning of Section 15 of the act or Section 20(a) of the Exchange Act to enforce the terms of this Agreement.

         (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) any instructions given to Trident as set forth in Section 5(o) above or (ii) any records of account holders, depositors, borrowers, and other members of the Bank delivered to Trident by the Bank or its agents for use during the Conversion provided, however that this indemnification shall not apply to any loss, liability, claim, damage or expense found in a final judgement of a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of Trident.

         (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application or (B) the inaccuracy of any representation or warranty set forth in Section 2(b) above or the breach of any covenant or agreement of Trident set forth herein.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and

Trident Securities
Page 29

         expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or
         (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

         9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company and the Bank or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Bank or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to

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Page 30

this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company and the Bank and Trident and the representations and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. TERMINATION. The parties may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

         (a) Trident may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company, the Bank and the Subsidiaries, taken as a whole, or if the Company, the Bank and the Subsidiaries, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

         (b) Trident may terminate this Agreement in the event of a material breach of this Agreement by the Company or the Bank at any time after this Agreement becomes effective if such breach is not cured within five (5) days after Trident delivers written notice thereof to the Company and the Bank, and the Company and the Bank may terminate this Agreement in the event of a material breach of this Agreement by Trident at any time after this Agreement becomes effective if such breach is not cured within five (5) days after the Company or the Bank delivers written notice thereof to Trident.

         (c) The Bank may terminate the Conversion in accordance with the terms of the Plan.

Trident Securities
Page 31

         Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

         (d) The Company and the Bank and Trident may terminate this Agreement by mutual written agreement.

         (e) If this Agreement is terminated by Trident for any of the reasons set forth in subsections (a) or (b) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

         (f) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

         12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telegraphed and confirmed to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, a Division of McDonald Investments Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Charles E. Sloan (with a copy to Muldoon Murphy & Faucette, LLP, 5101 Wisconsin Avenue, NW, Washington, DC 20016, Attention Lori M. Beresford, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed to First Bank & Trust, Savings Bank 206 South Central Avenue, Paris, Illinois 61944, Attention: Terry J. Howard (with a copy to Elias, Matz, Tiernan and Herrick L.L.P., 734 15th Street, NW Washington, DC 20005, Attention: Mr. Kevin Houlihan, Esquire).

         13. PARTIES. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. CONSTRUCTION. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

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Page 32

         15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         16. AMENDMENT. This Agreement may be amended at any time only by a writing signed by all parties hereto.

Trident Securities
Page 33


         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                                FIRST BANCTRUST CORPORATION


                                By:
                                    -----------------------------------
                                    Terry J. Howard
                                    President

                                FIRST BANK & TRUST, SAVINGS BANK


                                By:
                                    -----------------------------------
                                    Terry J. Howard
                                    President

Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, a Division of McDonald Investments Inc.


By:
   ---------------------------------
   Charles E. Sloane